FIRST AMENDMENT TO A PIGGYBACK AGREEMENT
FOR LANDFILL GAS PURCHASES

THIS FIRST AMENDMENT (the "First Amendment) to a Piggyback Agreement for Landfill Gas Purchases is made and entered as of March 6, 2024 (the "Amendment Effective Date"), by and between Polk County (the "Seller"), a political subdivision of the State of Florida, and Polk County RNG LLC (the "Buyer"), a Delaware limited liability company;

WHEREAS, Buyer and Seller entered into a Piggyback Agreement for Landfill Gas Purchases (the "Agreement") having an Execution Date of May 2, 2023; and

WHEREAS, among other matters, Section 3 of the Agreement established a time period for the parties to agree to the final forms for Agreement Exhibits A, A-1, B, and C; and

WHEREAS, Buyer and Seller required additional time to finalize the exhibits and agreed to extend the Section 3 time period through the Amendment Effective Date; and

WHEREAS, while considering the impact of the RNG Facility, the parties determined an additional flare would be necessary to support the increased flow of Landfill Gas through the Collection System; and

WHEREAS, Buyer has agreed construct the additional flare at its sole cost and expense in conjunction with its construction of the RNG Facility; and

WHEREAS, the parties enter this First Amendment to evidence their agreement as to the foregoing;

NOW, THEREFORE, inconsideration of the mutual promises and covenants stated herein, Buyer and Seller agree, as follows:

1. The recitals stated above are true, correct, and incorporated into this First Amendment.

2. Section 3 of the Agreement is revised to change the time period for the Buyer and Seller to mutually agree on the replacement exhibits to the Amendment Effective Date. No other Agreement time periods are affected by this First Amendment.

3. The final form for Agreement Exhibits A, A-1, B, and C are those exhibits attached to this First Amendment which are hereby made part of the Agreement.

4. The following text is added as a new Section 5. F., Additional Flare, to the Agreement.

F. <u>Additional Flare</u>

A. If necessary to accommodate any Commercial and Environmental Improvements to the Collection System which increases the flow of Landfill Gas beyond the permitted capacity of the existing Flare (EU011) located on the Landfill as of the Amendment Effective Date the Buyer, at its sole cost and expense, shall construct an additional flare (the "Additional Flare") at the Landfill in a location at or adjoining the existing Collection System blower and Flare station. The parties shall cooperate in identifying the exact location of the Additional Flare, based upon the site conditions and Landfill operations. The Additional Flare shall have the capacity and specifications consistent with FDEP Air permit #1050298-016-AC, to include without limitation the ability to achieve the maximum flaring capacity allowed under such permit, and all other requirements of Applicable Law and Permits which are in effect at the time construction and installation is complete.

B. Buyer shall construct the Additional Flare in accordance with the Requirements and the Facility Permits, and shall perform and complete all work related to the Additional Flare in a professional, good, and workmanlike manner applying Prudent Industry Practices. Buyer shall commence and complete Additional Flare construction to ensure completion prior to or concurrent with its completion of the Commercial and Environmental Improvements to the

Collection System which increase the flow of Landfill Gas beyond the permitted capacity of the existing Flare (EU011). Buyer's construction of the Additional Flare shall not interfere with Seller's Landfill Operations. Upon completion and acceptance of the Additional Flare, Buyer shall provide the Seller with original design specifications and any performance guaranties received from the contractor who Buyer engages to construct the Additional Flare.

C. Seller shall have the right to enter the area where the Additional Flare is being constructed to inspect progress and ensure compliance with the requirements of this section.

D. Buyer shall be responsible for obtaining all permits necessary to construct the Additional Flare. Seller shall be responsible for obtaining or modifying any permits necessary for it to operate the Additional Flare. The parties shall cooperate with each other to timely provide such assistance as may be reasonably requested from the other when necessary to acquire or modify a required permit.

5. The Agreement as amended by this First Amendment remains in force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the Amendment Effective Date.

ATTEST:

STACY M. BUTTERFIELD
CLERK OF THE BOARD

By: Alison Holland
Deputy Clerk

Reviewed as to form and legal sufficiency:
[signature]
County Attorney's Office

Polk County, a political subdivision of the State of Florida

By: [signature]
W. C. Braswell, Chair
Board of County Commissioners

ATTEST:

By: HWilf
Hediyih Wilf
PRINT NAME
Sr. Director
TITLE

SEAL

Polk County RNG LLC
a Delaware limited liability company

By: [signature]
Jonathan Maurer
PRINT NAME
Co-CEO
TITLE